SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of May 7, 2019, is between HARTE HANKS, INC., a Delaware corporation ("Borrower"), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association ("Lender").
RECITALS:
A.Borrower and Lender entered into that certain Credit Agreement dated as of April 17, 2017, as amended by that certain First Amendment to Credit Agreement dated as of January 9, 2018 (as amended, the "Agreement").
B.Pursuant to the Agreement, Pledgor executed (a) that certain Note Purchase Agreement dated as of January 9, 2018 (the "Note Purchase Agreement") pursuant to which Pledgor agreed to purchase the Revolving Credit Note from Lender upon the circumstances described therein, and that certain Pledge Agreement dated as of April 17, 2017 (the "Pledge Agreement") pursuant to which Pledgor granted to Lender a security interest in the collateral therein described.
C.Borrower and Lender now desire to amend the Agreement as herein set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
Definitions
Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.
ARTICLE II.
Amendments
Section 2.1 Amendment to Certain Definitions. Effective as of the date hereof, the definition of the following term contained in Section 1.1 of the Agreement amended to read in entirety as follows:
"Commitment" means the obligation of Lender to make Revolving Credit Advances pursuant to Section 2.1 in an aggregate principal amount at any time outstanding up to but not exc3eeding $22,000,000.00, subject to termination pursuant to Section 10.2.
"Termination Date" means 11:00 A.M., Dallas, Texas time on April 17, 2021, or such earlier date on which the Commitment terminates as provided in this Agreement.
Section 2.2 Amendment to Exhibits. Effective as of the date hereof, (i) Exhibit "A" (Revolving Credit Note) to the Agreement is amended to conform in its entirety to Annex "A" to this Amendment.
ARTICLE III.
Conditions Precedent
Section 3.1 Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:
(a)Certificate. A certificate of a Secretary or other officer of Borrower acceptable to Lender certifying (i) resolutions of the Board of Directors of Borrower which authorize the execution, delivery and performance by Borrower of this Amendment and the other Loan Documents to which Borrower is or is to be a party and (ii) the names of the officers of Borrower authorized to sign this Amendment and each of the other Loan Documents to which Borrower is or is to be a party together with specimen signatures of such Persons.

(b)Governmental Certificates.    Certificates issued by the appropriate
(c)government officials of the state of incorporation of Borrower and Pledgor as to the existence and good or active, as applicable, standing of Borrower and Pledgor.
(d)Revolving Credit Note. The Revolving Credit Note executed by Borrower.
(e)Note Purchase Agreement. An amended and restated Note Purchase Agreement executed by Borrower substantially in the form of Annex "B" hereto.
(f)Renewal Fee. A renewal fee in the amount of $66,000.00. Such renewal fee shall be fully earned when paid.
(g)Trustee and Beneficiary Certificates. A certificate from each of the trustees of the trusts which organized and capitalized Pledgor and from each of the beneficiaries of such trusts, which shall include a written acknowledgement by the beneficiaries of the amended and restated Note Purchase Agreement and its terms and conditions in substantially the form previously given.
(h)Opinions of Counsel. A favorable opinion of Clark Hill Strasburger, legal counsel to the Pledgor, as to such matters as Lender may reasonably request.
(i)Additional Information. Such additional documents, instruments and information as Lender may request.

Section 3.2 Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (i) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (ii) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (iii) no Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.
ARTICLE IV.
Ratifications, Representations, and Warranties
Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.
Section 4.2 Representations, Warranties and Agreements. Borrower hereby represents and warrants to Lender that (i) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Organizational Documents of Borrower, (ii) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (v) Borrower is indebted to Lender pursuant to the terms of the Revolving Credit Note, in the form attached hereto, as the same may have been renewed, modified, extended or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, (vi) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Revolving Credit Note as the same may have been renewed, modified or rearranged, including, without limitation, any renewals, modifications and extensions made pursuant to this Amendment, and (vii) Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.
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ARTICLE V.
Miscellaneous
Section 5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.
Section 5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.
Section 5.3 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.
Section 5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
Section 5.5 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
Section 5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section 5.7 Counterparts. This Amendment and the other Loan Documents may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment and/or any other Loan Document by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 5.10 RELEASE. IN CONSIDERATION OF LENDER'S AGREEMENTS CONTAINED HEREIN, BORROWER (FOR ITSELF AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY WAIVES, AND RELEASES LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS FROM, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES), WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT OR (C) ANY BREACH BY BORROWER OR ANY GUARANTOR OF ANY COVENANT, AGREEMENT OR REPRESENTATION CONTAINED IN THE AGREEMENT, ANY OTHER RELATED DOCUMENT OR THIS AMENDMENT.
Section 5.11 INDEMNIFICATION. BORROWER, INDIVIDUALLY AND ON BEHALF OF ITS DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PRINCIPALS, AFFILIATES, PREDECESSORS, HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFYING PARTIES"), HEREBY UNCONDITIONALLY AND IRREVOCABLY INDEMNIFIES AND HOLDS HARMLESS LENDER AND ITS OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION, LIABILITY OR SUITS AT LAW OR IN EQUITY, OF WHATEVER KIND OR NATURE, WHETHER ARISING UNDER STATE OR FEDERAL LAW, RULE OR REGULATION, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER KNOWN OR UNKNOWN OR ASSERTED OR UNASSERTED, THAT DIRECTLY OR INDIRECTLY IN ANY WAY RELATE TO, ARE BASED UPON, OR ARISE OUT OF ANY CIRCUMSTANCE, EVENT, MATTER, OCCURRENCE, COURSE OF DEALING, TRANSACTION, FACT, ACT, OMISSION, OBLIGATION, DUTY, RESPONSIBILITY, WARRANTY, STATEMENT OR REPRESENTATION WHATSOEVER RELATED IN ANY WAY TO (A) THE AGREEMENT, (B) THIS AMENDMENT, (C) ANY OTHER RELATED DOCUMENT

OR (D) ANY DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION WITH OR IN EVIDENCE OF ANY INDEBTEDNESS BETWEEN BORROWER AND ANY GUARANTOR AND LENDER (ALL OF WHICH CLAIMS ARE REFERRED TO COLLECTIVELY AS THE "INDEMNIFIED CLAIMS"), INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, INDEMNIFIED CLAIMS WHICH AROSE FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY, PROVIDED THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTIES UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT AN INDEMNIFIED CLAIM AROSE FROM AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH INDEMNIFYING PARTY HEREBY COVENANTS AND AGREES NOT TO IN ANY MANNER WHATSOEVER SUE ANY INDEMNIFIED PARTY IN ANY COURT OR TRIBUNAL OR BRING ANY ACTION, LAWSUIT OR CAUSE OF ACTION (WHETHER BY WAY OF DIRECT ACTION, COUNTERCLAIM, CROSSCLAIM OR INTERPLEADER) AGAINST ANY INDEMNIFIED PARTY IN ANY MANNER WHATSOEVER BASED UPON ANY MATTER DIRECTLY OR INDIRECTLY RELATED TO ANY INDEMNIFIED CLAIM.
Section 5.12 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AMENDMENT, THE AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THE AGREEMENT AND THE LOAN DOCUMENTS.
Section 5.13 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.
BORROWER:
HARTE HANKS, INC.

LENDER:
TEXAS CAPITAL BANK, NATIONAL ASSOCIATION
By:
Annalese Smolik Senior Vice President
[Signature Page to Second Amendment to Credit Agreement]

The undersigned Pledgor hereby consents and agrees to this Amendment and agrees that the Pledge Agreement executed by Pledgor shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with its terms and shall secured the repayment of the Obligations, including, without limitation, as evidenced by the renewal, extension and increase of the Revolving Credit Note in substantially the form of Annex "A" attached hereto, as renewed, extended and/or modified from time to time.

LIST OF ANNEXES
Annex    Document
A    Revolving Credit Note
B    Note Purchase Agreement
Annexes
22752888v3 106916/01653

ANNEX A
REVOLVING CREDIT NOTE
Annex A - i
22752888v.7106916/01653

REVOLVING PROMISSORY NOTE
$22,000,000.00    May 7, 2019
FOR VALUE RECEIVED, HARTE HANKS, INC., a Delaware corporation ("Borrower"), having an address at 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216, hereby promises to pay to the order of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns and any subsequent holders of this Note, "Lender"), as hereinafter provided, the principal sum of TWENTY-TWO MILLION AND NO/100 DOLLARS ($22,000,000.00) or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the Note Rate (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof.
1.    DEFINITIONS
1.1    Definitions. As used in this Note, the following terms shall have the following meanings:
"Applicable Margin" means the percent per annum set forth below:

Applicable Margin for Base Rate Portion	Applicable Margin for LIBOR Portion

-0.75%	1.95%

"Base Rate" means for any day, a rate of interest equal to the Prime Rate for such day. "Borrower" has the meaning set forth in the introductory paragraph of this Note.
"Business Day" means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term "days" when used herein means calendar days.
"Change" means (a) any change after the date of this Note in the risk-based capital guidelines applicable to Lender, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Note that affects capital adequacy or the amount of capital required or expected to be maintained by Lender or any entity controlling Lender; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change," regardless of the date enacted, adopted or issued.
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"Charges" means all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.
"Credit Agreement" means the Credit Agreement dated as of April 17, 2017, executed by Lender and Borrower, as amended by First Amendment to Credit Agreement dated as of January 9, 2018 and Second Amendment to Credit Agreement dated as of even date herewith, as modified, amended, renewed, extended, and restated from time to time.
"Debtor Relief Laws" means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.
"Default Interest Rate" means a rate per annum equal to the Note Rate plus four percent (4%), but in no event in excess of the Maximum Rate.
"Event of Default" has the meaning set forth in the Credit Agreement.
"Funding Loss" means the amount (which shall be payable on demand by Lender) necessary to promptly compensate Lender for, and hold it harmless from, any loss, cost or expense incurred by Lender as a result of:
(a)any payment or prepayment of any Portion bearing interest based upon LIBOR on a day other than the last day of the relevant LIBOR Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(b)any failure by Borrower to prepay, borrow, continue or convert a Portion bearing or selected to bear interest based upon LIBOR on the date or in the amount selected by Borrower;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Portion or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to Lender hereunder, Lender shall be deemed to have funded the Portion based upon LIBOR by a matching deposit or other borrowing in the London inter-bank market for a comparable amount and for a comparable period, whether or not such Portion was in fact so funded.
"Lender" has the meaning set forth in the introductory paragraph of this Note.
"LIBOR" means, with respect to each LIBOR Interest Period, the rate (expressed as a percentage per annum and adjusted as described in the last sentence of this definition of LIBOR) for deposits in United States Dollars for a term equal to such LIBOR Interest Period as calculated by Intercontinental Exchange (ICE) Benchmark Administration Limited ("ICE") (or any successor thereto) as of 11:00 a.m., London, England time, on the related LIBOR Determination Date. If such rate shall cease to be calculated by ICE (or any successor thereto) or if Lender determines in
REVOLVING NOTE    PAGE 2 OF 13
good faith that the rate calculated by ICE no longer accurately reflects the rate available to Lender in the London interbank market, LIBOR shall be determined by Lender to be the offered rate as announced by a recognized commercial service as representing the average LIBOR rate for deposits in United States Dollars (for delivery on the first day of such LIBOR Interest Period) for a term equivalent to such LIBOR Interest Period as of 11:00 a.m. on the relevant LIBOR Determination Date. If the rates referenced in the two preceding sentences are not available, LIBOR for the relevant LIBOR Interest Period will be determined by an alternate method reasonably selected by Lender. LIBOR shall be adjusted from time to time in Lender's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates, marginal emergency, supplemental, special and other reserve percentages, and other regulatory costs.
"LIBOR Banking Day" means a day on which commercial banks in the City of London, England are open for business and dealing in offshore dollars.
"LIBOR Determination Date" means a day that is three (3) LIBOR Banking Days prior to the beginning of the relevant LIBOR Interest Period.
"LIBOR Interest Period" means a period of one (1) month. The first day of the interest period must be a LIBOR Banking Day. The last day of the interest period and the actual number of days during the interest period will be determined by Lender using the practices of the London inter-bank market.
"Loan Documents" has the meaning set forth in the Credit Agreement. "Maturity Date" means April 17, 2021.
"Maximum Rate" means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
"Note" means this Note.
"Note Rate" means the rate equal to the lesser of (a) the Maximum Rate or (b) the Applicable Rate.
"Payment Date" means the first day of each and every calendar month during the term of this Note.
"Portion" means any principal amount bearing interest based upon the Base Rate or LIBOR.
REVOLVING NOTE    PAGE 3 OF 13
"Prime Rate" means, for any day, the rate of interest announced from time to time by Lender as its "base" or "prime" rate of interest, which Borrower hereby acknowledges and agrees may not be the lowest interest rate charged by Lender and is set by Lender in its sole discretion, changing when and as said prime rate changes.
"Related Indebtedness" means any and all indebtedness paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and

Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under this Note.
1.2    Rules of Construction. Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require. All personal pronouns used herein, whether used in the masculine, feminine or neutral gender, shall include all other genders; the singular shall include the plural and vice versa.
2.    PAYMENT TERMS
2.1    Payment of Principal and Interest; Revolving Nature. All accrued but unpaid interest on the principal balance of this Note outstanding from time to time shall be payable on each Payment Date. The then outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of the Credit Agreement; provided, however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this Note at any time shall be the total amount advanced hereunder by Lender less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by Lender or otherwise noted in Lender's records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.
2.2    Application. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents; (b) the payment of accrued but unpaid interest hereon; and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity. If an Event of Default exists under this Note or under any of the other Loan Documents, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified in this Section 2.2 and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.
REVOLVING NOTE    PAGE 4 OF 13
2.3    Payments. All payments under this Note made to Lender shall be made in immediately available funds at 745 E. Mulberry, Suite 300, San Antonio Texas 78212 (or at such other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. (Dallas, Texas time) at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. (Dallas, Texas time) on a Business Day shall not be credited until the next succeeding Business

Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.
2.4    Rate Selection, Etc. Borrower may select, subject to the terms and conditions set forth below, a Note Rate based upon either LIBOR or the Base Rate for the entire principal amount of this Note then outstanding or any Portion thereof. No more than three (3) LIBOR Interest Periods may be outstanding at any time, and each Portion bearing interest based on LIBOR shall be at least $100,000. Borrower may designate the Portion to bear interest based upon LIBOR by giving Lender written notice of its selection before 11:00 a.m. (Dallas, Texas time) on the LIBOR Determination Date, which selection shall be irrevocable, for each LIBOR Interest Period. If an Event of Default has occurred and is continuing, the option to select LIBOR as a basis for the Note Rate shall be terminated. No LIBOR Interest Period may extend beyond the Maturity Date. Any Portion for which LIBOR Interest Period is not selected shall bear interest at a Note Rate based upon the Base Rate. The determination by Lender of the Note Rate shall, in the absence of manifest error, be conclusive and binding in all respects. Notwithstanding anything contained herein to the contrary, if (a) at any time, Lender determines (which determination shall be conclusive in the absence of manifest error) that any applicable law or regulation or any Change therein or the interpretation or application thereof or compliance therewith by Lender (i) prohibits, restricts or makes impossible the charging of interest based on LIBOR or (ii) shall make it unlawful for Lender to make or maintain the indebtedness evidenced by this Note in eurodollars, or (b) at the time of or prior to the determination of the Note Rate, Lender determines (which determination shall be conclusive in the absence of manifest error) that by reason of circumstances affecting the London interbank market generally, (i) deposits in United States Dollars in the relevant amounts and of the relevant maturity are not available to Lender in the London interbank market, (ii) the Note Rate does not adequately and fairly reflect the cost to Lender of making or maintaining the loan, due to changes in administrative costs, fees, tariffs and taxes and other matters outside of Lender's reasonable control, or (iii) adequate and fair means do not or will not exist for determining the Note Rate as set forth in this Note, then Lender shall give Borrower prompt notice thereof, and this Note shall bear interest, and continue to bear interest until Lender determines that the applicable circumstance described in the foregoing clauses (a)(i) or (ii) or (b)(i), (ii) or (iii) no longer pertains, at the Base Rate plus Applicable Margin.
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2.5    Computation Period. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.3 hereof. Each determination by Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.6    Prepayment. Borrower shall have the right to prepay, at any time and from time to time upon at least five (5) Business Days prior written notice to Lender, without fee, premium or penalty, all or any portion of the outstanding principal balance hereof; provided, however, that (a) such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid and (b) such prepayment shall also include any Funding Loss. Prepayments of principal shall be applied in inverse order of maturity.
2.7    Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
2.8    Partial or Incomplete Payments. Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.
2.9    Default Interest Rate. For so long as any Event of Default exists under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at the Default Interest Rate, and such accrued interest shall be immediately due and
REVOLVING NOTE    PAGE 6 OF 13
payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or Event of Default, and such late charges and accrued interest are reasonable estimates of those damages and do not constitute a penalty.
2.10 Late Charge. At the option of Lender, Borrower will pay Lender, on demand, (i) a "late charge" equal to $2,500 (but not to exceed the Maximum Rate) when such installment is not paid within five (5) days following the date such installment is due and (ii) a processing fee in the amount of $25.00 for each check which is provided to Lender by Borrower in payment for an obligation owing to Lender under any Loan Document but is returned or dishonored for any reason, in order to cover the additional expenses involved in handling delinquent and returned or dishonored payments.
2.11 Change. If Lender determines that the amount of capital required or expected to be maintained by Lender or any entity controlling Lender, is increased as a result of a Change, then, within fifteen (15) days of demand by Lender, Borrower shall pay to Lender the amount necessary to compensate Lender for any shortfall in the rate of return on the portion of such increased capital that Lender determines is attributable to this Note or the principal amount outstanding hereunder (after taking into account Lender's policies as to capital adequacy).
3.    EVENT OF DEFAULT AND REMEDIES
3.1    Remedies. Upon the occurrence of an Event of Default, Lender shall have the right to exercise any rights and remedies set forth in the Credit Agreement and the other Loan Documents.
3.2    Remedies. Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES): (a) to declare the entire unpaid balance of the indebtedness evidenced by this Note (including, without limitation, the outstanding principal balance hereof, all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity; (b) to foreclose any Liens and security interests securing payment hereof or thereof (including, without limitation, any Liens and security interests); and (c) to exercise any of Lender's other rights, powers, recourses and remedies under the Loan Documents or at law or in equity, and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, singly, successively, or concurrently against Borrower or others obligated for the repayment of this Note or any part hereof, or against any one or more of them, at the sole discretion of Lender, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of
REVOLVING NOTE    PAGE 7 OF 13
foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property or any portion thereof.
3.3 WAIVERS. EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT,

EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.
4.    GENERAL PROVISIONS
4.1    No Waiver; Amendment. No failure to accelerate the indebtedness evidenced by this Note by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws. Borrower hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing.
4.2    Interest Provisions.
(a)    Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the Maximum Rate or amount of interest payable on the indebtedness evidenced by this Note and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received
REVOLVING NOTE    PAGE 8 OF 13
pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder, provided however, that if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
(b)    Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Note and/or any other portion of the Obligations, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from
REVOLVING NOTE    PAGE 9 OF 13
time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
4.3    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.

4.4 GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN BEXAR COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN BEXAR COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN BEXAR COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED IN SECTION 11.11 OF THE CREDIT AGREEMENT.
4.5    Relationship of the Parties. Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender is solely that of debtor and creditor, Lender has no fiduciary or other special relationship with Borrower, Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents
REVOLVING NOTE    PAGE 10 OF 13
shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
4.6    Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. The terms "Borrower" and "Lender" as used hereunder shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them.
4.7    Time is of the Essence. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.
4.8    Headings. The Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Sections or Subsections or any provisions hereof.
4.9    Controlling Agreement. In the event of any conflict between the provisions of this Note and the Credit Agreement, it is the intent of the parties hereto that the provisions of the Credit Agreement shall control. In the event of any conflict between the provisions of this Note and any of the other Loan Documents (other than the Credit Agreement), it is the intent of the parties hereto that the provisions of this Note shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.
4.10 Notices. Whenever any notice is required or permitted to be given under the terms of this Note, the same shall be given in accordance with Section 11.11 of the Credit Agreement.
4.11 Severability. If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.
4.12 Right of Setoff. In addition to all Liens upon and rights of setoff against the money, securities, or other property of Borrower given to Lender that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a Lien upon and a right of setoff against all money, securities, and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such Lien and right of setoff may be exercised without demand upon or notice to Borrower. No Lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such Lien, or by any delay in so doing, and every right of setoff and Lien shall continue in full force and effect
REVOLVING NOTE    PAGE 11 OF 13
until such right of setoff or Lien is specifically waived or released by an instrument in writing executed by Lender.
4.13 Costs of Collection. If any holder of this Note retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys' fees.
4.14 Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the indebtedness evidenced by this Note and the Related Indebtedness and that there are no offsets or defenses against full payment of the indebtedness evidenced by this Note and the Related Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.
4.15 FINAL AGREEMENT. THIS NOTE AND THE OTHER. LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
4.16 Renewal, Extension and Increase. This Note is executed in renewal and extension of, and not in novation or discharge of, that certain promissory note dated January 9, 2018, executed by Borrower and payable to the order of Lender in the original principal amount of $22,000,000.00, which promissory note was executed in renewal, extension and increase of, and not in novation or discharge of, that certain promissory note dated April 17, 2017, executed by Borrower and payable to the order of Lender in the original principal amount of $20,000,000.00.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOLLOWS]
REVOLVING NOTE    PAGE 12 OF 13

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.
BORROWER:
HARTE HANKS, INC.
By:
Name:
Title:

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ANNEX B
NOTE PURCHASE AGREEMENT
Annexf-i
22752888v.7106916/01653

NOTE PURCHASE AGREEMENT
THIS NOTE PURCHASE AGREEMENT (the "Agreement") is made and dated as of the 7th day of May, 2019, by and between TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association ("Seller") and HHS Guaranty, LLC, a Texas limited liability company ("Purchaser").
RECITALS
A.Seller, as lender, and Harte Hanks, Inc., a Delaware corporation ("Borrower"), as borrower, have entered into that certain Credit Agreement dated as of April 17, 2017, as amended by that certain First Amendment to Credit Agreement (the "First Amendment") dated as of January 9, 2018 and that certain Second Amendment to Credit Agreement (the "Second Amendment") dated as of even date herewith (as amended, and as the same may be further amended, supplemented or modified from time to time, the "Credit Agreement").
B.Purchaser and Seller entered into that certain Note Purchase Agreement dated as of April 17, 2017 (the "Original Note Purchase Agreement"), pursuant to which Purchaser was obligated to purchase the promissory note described therein (the "Original Note") from Seller upon the terms and conditions described in the Original Note Purchase Agreement.
C.Pursuant to the First Amendment, Borrower executed that certain promissory note dated January 9, 2018, payable to the order of Seller in the original principal amount of $22,000,000.00 (the "First Renewal Note"), which First Renewal Note was executed in renewal, extension and increase of the Original Note.
D.Pursuant to the First Amendment, Purchaser and Seller entered into that certain Note Purchase Agreement dated as of January 9, 2018 (the "First Amended and Restated Note Purchase Agreement") which amended and restated the Original Note Purchase Agreement, pursuant to which Purchaser was obligated to purchase the First Renewal Note from Seller upon the terms and conditions described in the First Amended and Restated Note Purchase Agreement.
E.Pursuant to the Second Amendment, Borrower executed that certain promissory note dated of even date herewith, payable to the order of Seller in the original principal amount of $22,000,000.00 (the "Second Renewal Note"), which Second Renewal Note was executed in renewal and extension of the First Renewal Note.
F.Purchaser and Seller desire to amend and restate, in its entirety, the First Amended and Restated Note Purchase Agreement by entering into this Agreement setting forth the terms and conditions governing the purchase and sale of the Note.
NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants contained herein, the parties hereto hereby amend and restate the Original Note Purchase Agreement and agree as follows:
22753394v.5
ARTICLE I
DEFINITIONS
In this Agreement, the following terms have the following meanings:

1.1    "Pledge Agreement" shall mean the Pledge Agreement (as defined in the Credit
Agreement).
1.2    "Loan Package" shall mean the Credit Agreement, the Second Renewal Note, the
Pledge Agreement and those of the Related Agreements which are to be sold and assigned to Purchaser from time to time hereunder.
1.3    "Obligor" means the Borrower.
1.4    "Related Agreements" shall mean those agreements executed and/or delivered in connection with the Credit Agreement.
ARTICLE II
PURCHASE AND SALE OF LOAN PACKAGE
2.1    Purchase Date. On or before the earliest of (a) three (3) Business Days
(hereinafter defmed) after notice from Seller to Purchaser of the occurrence of an Event of Default (as defined in the Credit Agreement) arising under Section 10.1(a), Section 10.1(e) or Section 10.1(f), or (b) five (5) Business Days after notice from Seller to Purchaser that the Borrowing Base (as defined in the Credit Agreement) is less than the Commitment, or (c) five (5) Business Days after notice from Purchaser to Seller of the occurrence of a Credit Support Event (as defmed in that certain Amended and Restated Fee, Reimbursement and Indemnity Agreement, dated as of January 9, 2018, between Borrower and Purchaser), in each case which remains uncured (the "Outside Purchase Date"), Seller will sell to Purchaser, and Purchaser will purchase and take from Seller, all right, title and interest of Seller in the Loan Package for a purchase price (the "Purchase Price") equal to (i) the sum of outstanding principal balance of the Note, plus (ii) interest accrued but unpaid on the Note, plus (iii) Seller's reasonable costs and expenses in connection with such Event of Default and the sale of the Note, including, without limitation, reasonable attorneys' fees. In addition, if there are any outstanding Letters of Credit (as defined in the Credit Agreement), Purchaser shall deposit with Seller cash in an amount equal to one hundred ten percent (110%) of the undrawn face amount of all outstanding Letters of Credit, to be held by Seller in escrow (the "Escrowed Funds") upon terms reasonably satisfactory to Seller until such time no Letters of Credit remain outstanding and Seller has been repaid for all amounts drawn on such Letters of Credit. Seller shall from time to time use such Escrowed Funds to satisfy any drawings on such Letters of Credit funded by Seller. After all Letters of Credit have expired and Seller has been reimbursed for all draws funded by Seller on such Letters of Credit, Seller shall return all remaining Escrow Funds to Purchaser. As used herein, "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized to be closed or in fact closed and, in addition to the above requirements, the days that the New York Stock Exchange is closed for normal trading.
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22753394v.5
2.2    Seller's Deliveries. Upon receipt by the Seller of each of the documents, instruments and agreements referred to in Section 2.3 below, Seller shall deliver to Purchaser each of the following:

(a)    The original Second Renewal Note, duly endorsed as follows:
"Pay to the order of    , without recourse or
warranty of any kind except as expressly set forth in that certain Note Purchase Agreement dated as of May 7, 2019 between HHS Guaranty,
LLC and Texas Capital Bank, National Association.
TEXAS CAPITAL BANK, NATIONAL ASSOCIATION
By:
Name:
Title:
(a)The original Pledge Agreement and Related Agreements with respect to the Second Renewal Note (or a copy thereof certified by Seller as a true copy thereof); and
(b)A UCC-3 financing statement, duly executed by Seller, assigning to Purchaser the rights of Seller as "Secured Party" under the UCC-1 financing statements reflecting Borrower as debtor included in the Related Agreements.
2.3    Conditions Precedent to Closing. As conditions precedent:
The obligation of Purchaser to purchase the Loan Package from Seller hereunder on or before the Outside Purchase Date shall only be conditioned upon the delivery to Purchaser the documents from Seller described in Section 2.2 above; provided that Seller shall not be obligated to deliver such documents to Purchaser unless and until Purchaser has delivered to Seller the Purchase Price in immediately available funds on or before the Outside Purchase date. In the event that Purchaser has not delivered such Purchase Price to Seller on or before the Outside Purchase Date, Seller shall be entitled to liquidate all collateral pledged to Seller under the Pledge Agreement of Purchaser in favor of Seller dated as of even date herewith without any further notice to Purchaser or any other Person.
2.4    Closing: Effective Date. The sale contemplated by this Agreement shall be effective upon receipt by Seller, in immediately available funds, of the entire Purchase Price and delivery of possession of the Loan Package to Purchaser, which shall be deemed to have occurred for all purposes at the opening of business of Seller on the date all conditions precedent set forth above have been met or waived in writing (the "Effective Date"). All risk of loss of diminution of value of any collateral pledged by Borrower to Seller shall be on Seller until the Effective Date and on Purchaser from and after the Effective Date.
2.5    Non-Recourse Sale. It is agreed by the parties hereto that the purchase and sale of the Loan Package hereunder is as is without recourse to, and without representation or warranty,
3
22753394v.5
express (except as expressly set forth in Article III below) or implied by, Seller. Purchaser agrees that the purchase of the Loan Package by Purchaser, and the sale of the Loan Package by Seller, shall be AS IS WITH ALL FAULTS WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL

WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE LOAN PACKAGE OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE OR ANY OTHER LAW, except that the foregoing shall not be construed to negate the warranty of title hereinafter expressly set forth in Article III below.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
To induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser that:
3.1    Legal Status. Seller holds a valid Certificate of Authority from the Comptroller of the Currency of the United States of America to do business as a national banking association under the laws of the United States.
3.2    Authority and Enforceability. The execution, delivery and performance of this
Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller.
3.3    Ownership. Seller owns the Note free and clear of all liens, security interests and encumbrances in favor of any third party.
3.4    Exclusive Representations and Warranties. The representations and warranties set forth in this Article III are the sole and exclusive representations and warranties made by Seller, its representatives, agents, officers, directors and other employees, with respect to the Loan Package, the sale thereof to Purchaser hereunder or otherwise. Without limiting the generality of the foregoing, it is expressly acknowledged and agreed by Purchaser that no covenant, agreement, representation or warranty made by Seller or any such other person, herein or otherwise, shall be construed as a warranty, representation, guaranty or other agreement or acknowledgement as to, nor does Seller or any such other person assume any responsibility for:
(a)The creditworthiness of the Obligor or the collectability of the Note by reason of the Obligor's ability to make payments with respect thereto; or
(b)The conformity of the Loan Package with laws and regulations binding upon Seller or Purchaser; or
4
22753394v.5
(c)    The genuineness, legality, validity or enforceability of the Note, the Pledge Agreement and/or any Related Agreement, whether by Seller or otherwise.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce Seller to enter into this Agreement, Purchaser represents and warrants to Seller that:
4.1    Legal Status. Purchaser is limited liability company which is duly organized, validly existing and in good standing under the laws of the State of Texas.
4.2    Capacity. Purchaser has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and to carry out the transactions contemplated hereby, including to purchase the Loan Package from Seller.
4.3    Authority and Enforceability. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary action, including without limitation, the members who have organized and contributed capital to Purchaser.
4.4    No Reliance. (a) Purchaser has, independently and without reliance upon Seller or any of Seller's officers, directors, employees, agents or affiliates, and based upon such documents and information as Purchaser has deemed appropriate, made its own appraisal of and investigation into the Obligor, and the Loan Package and made its decision to enter into this Agreement and to purchase the Loan Package pursuant hereto.
(b)    Specifically, and not in limitation of the foregoing provisions of this Section 4.4 Purchaser acknowledges that it has reviewed the Loan Package, and specifically the representations and warranties and the affirmative and negative covenants sections in the Credit Agreement, and expressly consent to those "non-customary" revisions requested by Borrower and made by Lender.
ARTICLE V
INDEMNIFICATION
5.1    Indemnification. Purchaser hereby agrees to indemnify, defend and hold harmless Seller from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including reasonable attorneys' fees), actions or causes of action ("Indemnified Matters") assessed against or imposed upon Seller by any person or entity, including Borrower, arising out of or related to:
(a)    the execution, delivery and/or performance of this Agreement by Seller and/or the consummation of the transaction contemplated hereby, including any contention, whether well-founded, baseless or otherwise, that there has been a violation of or failure to comply with any existing law or regulation or any duty, contractual or otherwise, of Seller to any person or entity, or

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(a)any act or failure of Seller or any other person or entity, or
(b)any action or inaction by Purchaser following the Effective Date as successor in interest to Seller under the Loan Package;
provided, however, that Purchaser shall have no obligation under this Section 5.1 with respect to any Indemnified Matter directly resulting from the gross negligence or willful misconduct of Seller.
ARTICLE VI
MISCELLANEOUS

6.1    Survival. The representations and warranties, covenants and agreements of Seller and Purchaser hereunder shall survive the Effective Date.
6.2    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.
6.3    Interpretation. Section, paragraph or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include" and "including" shall be interpreted as if followed by the words "without limitation."
6.4    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and there are no prior agreements, understandings, restrictions, warranties or representations between the parties with regard thereto.
6.5    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
6.6    Confidentiality. Each of the parties hereto and their respective attorneys agrees to keep the terms of this Agreement confidential, and not to disclose the same to any other parties except to the extent necessary to implement the terms of this Agreement or as may be required by state or federal law, or by any other rule or other regulation to which the parties are subject, or as may otherwise be agreed to by both parties in writing.
6.7    Assignment. This Agreement shall not be assignable, by operation of law or otherwise, by Purchaser (or its successors or assigns) to any person or entity without the prior written consent of Seller. Any purported assignment in violation of this Section shall be void and of no effect as against Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Seller, Purchaser and their respective successors and assigns.
6.8    Amendment and Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by an instrument in writing signed

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by the party against whom enforcement of the change, waiver, discharge or termination is sought.
6.9    Counterparts. This Agreement may be executed in counterparts and such counterparts shall, when taken together, constitute one and the same agreement.
6.10 WAIVER OF TRIAL BY JURY. SELLER AND PURCHASER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN SELLER AND PURCHASER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY

RELATIONSHIP BETWEEN SELLER AND PURCHASER. THIS PROVISION IS A MATERIAL INDUCEMENT TO PURCHASER TO PROVIDE THE FINANCING EVIDENCED BY THIS AGREEMENT AND THE LOAN PACKAGE.
6.11 Further Assurances. Following the Effective Date, each of Seller and Purchaser shall cooperate with the other and shall take such actions as may be reasonably requested (and which actions are consistent with the provisions of this Agreement) to obtain for the requesting party the benefit of the transaction contemplated hereby; provided, however, that the requesting party shall bear all costs and expenses associated with the requested action and shall defend, indemnify and hold harmless the party of whom such action is requested against any claims assessed against or incurred by such party in complying with such request (other than claims directly resulting from such party's gross negligence or willful misconduct).
6.12 Amendment and Restatement. This Agreement represents and amendment and restatement in its entirety of the First Amended and Restated Note Purchase Agreement. This Agreement shall not in any manner constitute or be construed as a novation, discharge, forgiveness, extinguishment or release of any obligation for amounts due under the First Amended and Restated Note Purchase Agreement, which obligations are amended and restated by this Agreement and shall continue in full force and effect.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
SELLER:
TEXAS CAPITAL BANK, NATIONAL ASSOCIATION
By:
Annalese Smolik
Senior Vice President

PURCHASER:
IIHS GUARANTY, LLC
By:
David L. Copeland
Manager and President